Exhibit 99.1

HanesBrands Appoints William S. Simon Chairman of the Board of Directors

Simon to Succeed Ronald L. Nelson, Who Will Retire from the Board at Year-End

Cheryl K. Beebe and Ann E. Ziegler Also to Retire, Returning Board Size to 10 Members

WINSTON-SALEM, N.C., December 15, 2023 – HanesBrands (NYSE: HBI) today announced that its Board of Directors (the “Board”) has appointed William S. Simon to serve as Chairman of the Board, effective December 31, 2023. His appointment follows Ronald L. Nelson’s decision to retire as Chairman and a member of the Board at the end of the year.

Mr. Simon has been a director at the Company since 2021 and has previously served on the Talent and Compensation Committee and the Governance and Nominating Committee. He is Executive Advisor to the KKR & Co. investment firm and President of WSS Venture Holdings, LLC, a consulting and investment company, after having served as President and CEO of Walmart U.S., and brings extensive senior leadership skills and deep experience as a public company director at other consumer-facing companies.

Cheryl K. Beebe and Ann E. Ziegler will also retire as members of the Board on December 31, 2023. These changes follow the appointment of three new independent directors, Colin Browne, Natasha Chand and John Mehas, last month and align with the Company’s previously announced intent to return the Board to 10 members.

Steve Bratspies, CEO and Director, said, “HanesBrands has been fortunate to benefit from the strategic leadership, operational expertise and financial acumen that Ron, Cheryl and Ann each brought to the Board. They have made significant contributions to the Company throughout their years of service. They served as valuable partners to me and our leadership team as we have developed and executed a strategy to capitalize on HanesBrands’ growth opportunities, simplify our global business and best position our brands for success in an evolving consumer environment. I look forward to working with Bill in his new role as Chairman as we accelerate and continue to advance our strategic initiatives.”

Mr. Simon, incoming Chairman of the Board, said, “On behalf of the Board, I thank Ron for his years of leadership and Cheryl and Ann for their dedication to HanesBrands. I appreciate the Board’s confidence in me, and I look forward to working with my fellow directors and the management team in my new role as Chairman. As we move ahead with fresh perspectives gained from our recently appointed new directors, the Board continues to be intensely focused on delivering enhanced shareholder value. We are collectively committed to supporting management as the team executes on opportunities to drive improved growth and profitability.”

Mr. Nelson, Chairman of the Board, said, “It has been an honor to serve as a director and the Chairman of the HanesBrands Board. Over the course of my 15 years on the Board, the Company has remained true to its core principle of making apparel known and loved by consumers around the world for comfort, quality and value while growing and evolving with the industry. Looking forward, I am confident that Bill, Steve and the full team will continue to leverage the strength of the Company’s brands and enhanced operations to deliver further growth and value for all shareholders and stakeholders.”

Cautionary Statement Concerning Forward-Looking Statements

This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our plans, expectations and long-term goals associated with our business. These forward-looking statements are based on our current intentions, beliefs, plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to identify, execute, and realize the benefits from, any potential strategic transaction involving Champion; our ability to successfully execute our Full Potential transformation plan, global Champion performance plan, or any modifications thereto to achieve the desired results; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; future intangible assets or goodwill impairment due to changes in our business, market conditions, or other factors, including any sale of the Champion business; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations, including regional and global military conflicts; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; Bonds, which is setting new standards for design and sustainability; Maidenform, America’s number one shapewear brand; and Bali, America’s number one bra brand. HBI employs 51,000 associates in 32 countries and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, has set aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

Contacts

News Media, contact: Nicole Ducouer, (336) 986-7090

Analysts and Investors, contact: T.C. Robillard, (336) 519-2115